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EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                            LIBERTY MEDIA CORPORATION

                                       AND

                        EMMIS COMMUNICATIONS CORPORATION




                          DATED AS OF OCTOBER 25, 1999



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                                TABLE OF CONTENTS

                                                                           PAGE

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

         SECTION 1.01         Purchase and Sale...............................5
         SECTION 1.02         Payment of Purchase Price.......................5
         SECTION 1.03         Closing.........................................5
         SECTION 1.04         Deliveries by Emmis.............................6
         SECTION 1.05         Deliveries by Liberty...........................6

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF EMMIS

         SECTION 2.01         Brokers or Finders..............................6
         SECTION 2.02         Disclosure......................................6

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF LIBERTY

         SECTION 3.01         Authorization and Validity of Agreement........14
         SECTION 3.02         No Conflict with Instruments...................14
         SECTION 3.03         Brokers or Finders.............................15
         SECTION 3.04         Investment Purpose.............................15

                                   ARTICLE IV

                          TRANSACTIONS PRIOR TO CLOSING

         SECTION 4.01         Interim Conduct of Business....................16
         SECTION 4.02         Access to Information Concerning
                              Properties and Records.........................17
         SECTION 4.03         Public Announcements...........................17
         SECTION 4.04         Reasonable Efforts.............................17


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
                                    ARTICLE V

                              CONDITIONS PRECEDENT

         SECTION 5.01         Conditions Precedent to the
                              Obligations of Liberty and Emmis...............18
         SECTION 5.02         Conditions Precedent to the
                              Obligations of Liberty ........................19
         SECTION 5.03         Conditions Precedent to the
                              Obligations of Emmis...........................20

                                   ARTICLE VI

                                   TERMINATION

         SECTION 6.01         Termination and Abandonment....................21
         SECTION 6.02         Effect of Termination..........................21

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01         Survival.......................................22
         SECTION 7.02         Indemnification Relating to the
                              Agreement......................................22
         SECTION 7.03         Indemnification Procedures.....................23
         SECTION 7.04         Remedies Cumulative............................25

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS

         SECTION 8.01         Ownership Attribution..........................26
         SECTION 8.02         Lockup.........................................28
         SECTION 8.03         Preemptive rights..............................28
         SECTION 8.04         Urban Stations.................................30
         SECTION 8.05         Strategic Alliance.............................31
         SECTION 8.06         Potential Future Venture.......................31



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

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01         Further Assurances.............................32
         SECTION 9.02         Expenses.......................................32
         SECTION 9.03         Notices........................................32
         SECTION 9.04         Entire Agreement...............................33
         SECTION 9.05         Assignment; Binding Effect; Benefit............34
         SECTION 9.06         Amendment......................................34
         SECTION 9.07         Extension; Waiver..............................34
         SECTION 9.08         Interpretation.................................35
         SECTION 9.09         Counterparts...................................35
         SECTION 9.10         Applicable Law.................................35
         SECTION 9.11         Definition of "Subsidiary".....................35




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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of October 25, 1999, by and between LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty") and EMMIS COMMUNICATIONS CORPORATION, an Indiana corporation ("Emmis").

                                    RECITALS

         WHEREAS, Liberty desires to acquire, and Emmis desires to issue and sell to Liberty, 2,700,000 shares (the "Purchased Shares") of Emmis' Class A Common Stock, par value $.01 per share ("Class A Common Stock"), for the consideration and upon the terms and conditions set forth in this Agreement;

         WHEREAS, the parties hereto desire to enter into the other agreements and arrangements described herein.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

SECTION 1.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.03) Emmis shall sell, issue and deliver to Liberty two million seven hundred thousand (2,700,000) shares of Class A Common Stock for a total purchase price of $148,500,000 (the "Purchase Price").

SECTION 1.02 Payment of Purchase Price. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, in consideration for the sale, issuance and delivery of the Purchased Shares, Liberty shall pay the Purchase Price to Emmis by wire transfer of immediately available funds to an account designated by Emmis in writing to Liberty at least two days prior to the Closing Date.

SECTION 1.03 Closing. Subject to the provisions of Articles V and VI, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place (i) at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, NY 10022, as promptly as practicable following the date the last of the conditions set forth in Article V is satisfied or, if permissible, waived, or (ii) at such


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time, or at such other place or time as Liberty and Emmis may mutually agree
(the date and time of the Closing being herein referred to as the "Closing
Date").

SECTION 1.04 Deliveries by Emmis. At the Closing, Emmis will deliver or cause to be delivered to Liberty the following:

     (a) The opinions, certificates and other documents contemplated by Section 5.02;

     (b) A stock certificate representing the Purchased Shares, with all necessary stock issuance or transfer stamps affixed thereto, duly completed and registered in the name of Liberty, or its permitted assignee under Section 9.05, on the stock transfer books of Emmis; and

     (c) A duly executed registration rights agreement of Emmis, in substantially the form set forth as Exhibit A hereto (the "Registration Rights Agreement").

SECTION 1.05 Deliveries by Liberty. At the Closing, Liberty will deliver or cause to be delivered to Emmis the following:

     (a)  The Purchase Price, in accordance with Section 1.02; and

     (b)  A duly executed Registration Rights Agreement.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF EMMIS

Emmis hereby represents and warrants to Liberty as follows:

SECTION 2.01 Brokers or Finders. Except for Donaldson, Lufkin & Jenrette whose fees shall be paid entirely by Emmis, no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by Emmis or any of its Subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and Emmis agrees to indemnify and hold Liberty and each of its Subsidiaries and affiliates harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made by Emmis or any of its Subsidiaries, directors, officers, employees or affiliates.



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SECTION 2.02 Disclosure. All facts relating to the assets, business, operations, financial condition and prospects (as such prospects relate to Emmis and its Subsidiaries, not to business conditions in the radio or television broadcast industries generally) of Emmis and its Subsidiaries necessary for a reasonably prudent investor to make an investment decision with respect to the acquisition of the Purchased Shares contemplated hereby have been disclosed to Liberty. Neither this Agreement, nor any other agreement, document, certificate or other written instrument delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein and therein, when taken together, not misleading.

SECTION 2.03 Each of Emmis and its Subsidiaries (as defined in Section 8.11) has been duly incorporated or organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate, partnership or limited liability company power and authority to carry on its business as described in the prospectus (the "PROSPECTUS") contained in the registration statement on Form S-3 (file no. 333-88219) filed by Emmis (the "REGISTRATION STATEMENT") and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, partnership or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Emmis and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

SECTION 2.04 The entities listed on Schedule I are the only Subsidiaries, direct or indirect, of Emmis. All of the outstanding equity interests of each of Emmis' Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as set forth on Schedule I hereto, are owned by Emmis, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance, or adverse interest of any nature (each, a "LIEN").

SECTION 2.05 There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by Emmis or any of its Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of Emmis or any of its Subsidiaries, except as otherwise disclosed in the Registration Statement or pursuant to Emmis' employee benefit plans.





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SECTION 2.06 All the outstanding shares of capital stock of Emmis have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

SECTION 2.07 All of the outstanding shares of capital stock or other equity interests of each of Emmis' Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as set forth on
Schedule I hereto, are owned by Emmis, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

SECTION 2.08 The authorized and outstanding capital stock of Emmis conforms to the first paragraph under the caption "Description of Capital Stock" in the Prospectus and as to legal matters to the description thereof contained in the Prospectus.

SECTION 2.09 Neither Emmis nor any of its Subsidiaries is in violation of its respective charter, by-laws or equivalent organizational document or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Emmis or any of its Subsidiaries is a party or by which Emmis or any of its Subsidiaries or their respective property is bound, except for defaults that are not material to Emmis and its Subsidiaries, taken as a whole.

SECTION 2.10 The execution, delivery and performance of this Agreement by Emmis, the compliance by Emmis with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order (a "Governmental Consent") of, or qualification, registration or filing (a "Governmental Filing") with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Emmis or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Emmis and its Subsidiaries, taken as a whole, to which Emmis or any of its Subsidiaries is a party or by which Emmis or any of its Subsidiaries or their respective property is bound,
(iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Emmis, any of its Subsidiaries or their respective property,
(iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Emmis or any of its Subsidiaries is a party or by which Emmis or any of its Subsidiaries or their respective property is bound or (v) result in the suspension, termination or



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revocation of any Authorization (as defined below) of Emmis or any of its
Subsidiaries or any other impairment of the rights of the holder of any such Authorization.

SECTION 2.11 There are no legal or governmental proceedings pending or threatened to which Emmis or any of its Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

SECTION 2.12 Neither Emmis nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

SECTION 2.13 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

SECTION 2.14 Each of Emmis and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals (each, a "Governmental Entity"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of Emmis and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of




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time or both, would allow, revocation, suspension or termination of any such
Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to Emmis or any of its Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

SECTION 2.15 This Agreement has been duly authorized, executed and delivered by Emmis.

SECTION 2.16 Arthur Andersen LLP are independent public accountants with respect to Emmis and its Subsidiaries as required by the Securities Act of 1933, as amended (the "ACT").

SECTION 2.17 The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of Emmis and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Emmis.

SECTION 2.18 Emmis is not and, after giving effect to the sale of the Purchased Shares, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

SECTION 2.19 There are no contracts, agreements or understandings between Emmis and any person granting such person the right to require Emmis to file a registration statement under the Act with respect to any securities of Emmis.

SECTION 2.20 Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the




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date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Emmis and its Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Emmis or any of its Subsidiaries and (iii) neither Emmis nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent.

SECTION 2.21 No consent or approval of the Federal Communications Commission (the "FCC") is required under the Communications Act of 1934, as amended, and the regulations promulgated thereunder (the "COMMUNICATIONS LAWS") for the issuance and sale of the Purchased Shares. The execution, delivery and performance of this Agreement in accordance with the terms hereof does not violate the Communications Laws.

SECTION 2.22 The Subsidiaries of Emmis identified on Schedule II hereto (the "LICENSE SUBSIDIARIES") hold all necessary authorizations, approvals, consents, orders, licenses, certificates and permits issued by the FCC to own and operate each of the respective radio or television broadcast stations (the "STATIONS") as identified on Schedule II hereto (all such FCC authorizations, approvals, consents, order, licenses, certificates and permits of the License Subsidiaries collectively the "FCC LICENSES").

SECTION 2.23 Emmis and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Emmis and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Emmis and its Subsidiaries; and any real property and buildings held under lease by Emmis and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Emmis and its Subsidiaries.

SECTION 2.24 Emmis and its Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the businesses now operated by them except where the failure to own or possess or otherwise acquire such intellectual




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property would not, singly or in the aggregate, have a Material Adverse Effect;
and neither Emmis nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

SECTION 2.25 Emmis and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither Emmis nor any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

SECTION 2.26 Except as disclosed or incorporated by reference in the Prospectus, no relationship, direct or indirect, exists between or among Emmis or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of Emmis or any of its Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

SECTION 2.27 There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against Emmis or any of its Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against Emmis or any of its Subsidiaries or (iii) union representation question existing with respect to the employees of Emmis and its Subsidiaries, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of Emmis' knowledge, no collective bargaining organizing activities are taking place with respect to Emmis or any of its Subsidiaries.

SECTION 2.28 Emmis and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is




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compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 2.29 All material tax returns required to be filed by Emmis and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by Emmis or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

SECTION 2.30 Emmis has reviewed its operations and the operations of its Subsidiaries and any third parties with which Emmis or any of its Subsidiaries has a material relationship to evaluate the extent to which the business or operations of Emmis or any of its Subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, Emmis has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "YEAR 2000 PROBLEM" as used herein means any risk that the computer hardware or software used in the receipt, transmission, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

SECTION 2.31 No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to Emmis that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to Emmis or any securities of Emmis or
(ii) any change in the outlook for any rating of Emmis or any securities of Emmis.

SECTION 2.32 Any documents which at the date hereof are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any preliminary prospectus (the "INCORPORATED DOCUMENTS") were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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SECTION 2.33 The Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market, and Emmis has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act or delisting the Class A Common Stock from The Nasdaq National Market, nor has Emmis received any notification that the Securities and Exchange Commission (the "COMMISSION") or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing. Upon issuance to Liberty or its permitted assignee under Section 9.05, the Purchased Shares shall be approved for listing on The Nasdaq National Market.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF LIBERTY

Liberty hereby represents and warrants to Emmis as follows:

SECTION 3.01 Authorization and Validity of Agreement . Liberty has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Liberty. This Agreement has been duly executed and delivered by Liberty and is a valid and binding obligation of Liberty, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

SECTION 3.02 No Conflict with Instruments . Neither the execution or delivery of this Agreement by Liberty, nor the purchase by Liberty of the Purchased Shares pursuant hereto, (i) violates, conflicts in any material respect with, or results in a material breach of any provision of, or constitutes a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any of the terms, conditions or provisions of (x) its Certificate of Incorporation or By-Laws, or (y) any material note, bond, mortgage, indenture, lease, agreement or other instrument or obligation to which Liberty is a party or to which it or any of its properties or assets may be subject, (ii) results in a material violation of any material law applicable to Liberty or (iii) violates any material judgment applicable to any of its properties or assets, except, in the case of each of the clauses (i), (ii) and
(iii) above, for such violations, conflicts, breaches or defaults, which,





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individually or in the aggregate, would not have any material adverse effect on the ability of Liberty to perform its obligations hereunder.

SECTION 3.03 Brokers or Finders . No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by Liberty or any of its directors, officers or employees, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, and Liberty agrees to indemnify and hold Emmis harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made by Liberty or any of its directors, officers or employees.

SECTION 3.04 Investment Purpose . Liberty is acquiring the Purchased Shares solely for the purpose of investment and, except as provided in the Registration Rights Agreement, not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. Liberty understands that the certificate representing the Purchased Shares will contain a legend stating in substance:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto."

         RESTRICTIONS ON TRANSFER AND VOTING: The Amended and Restated Articles of Incorporation of the Corporation provide that (i) the Corporation shall not issue to or for the account of an Alien any share of capital stock of the Corporation if such issuance would cause the total capital stock of the Corporation held by or voted by Aliens to exceed, in violation of the Communications Act of 1934, as amended (the "Communications Act"), 25% of (A) the total capital stock of the Corporation outstanding at any time or (B) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time; and (ii) the Corporation shall not permit the transfer on its books of any capital stock to any Alien that would result in the total capital stock of the Corporation held or voted by Aliens to exceed such 25% limits in violation of the Communications Act; and (iii) no Alien or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of
         (A) the total capital stock of the Corporation outstanding at any time, or (B) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time, if to do so would violate the Communications Act. The term "Alien" means (i) a person who is a citizen of a country other than the United States; (ii) an entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing. The Amended and Restated Articles of Incorporation also provide that the Board of Directors of the Corporation shall have all powers necessary to implement the provisions of the Amended and Restated Articles of Incorporation regarding Alien ownership and to insure compliance with the Alien ownership restrictions of the Communications Act including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien, the power to redeem shares of capital stock of the Corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens and the power to take or cause to be taken such other action as it deems appropriate to implement such restrictions.

                                   ARTICLE IV

                          TRANSACTIONS PRIOR TO CLOSING

SECTION 4.01 Interim Conduct of Business . During the period commencing on the date of this Agreement and ending on the Closing Date, except as expressly contemplated by this Agreement or any Exhibit hereto or consented to in writing by Liberty (which consent shall not be unreasonably withheld), Emmis shall not
(i) make any change in or amendments to its Certificate of Incorporation (except the amendment to create the Series A Cumulative Convertible Preferred Stock) or Bylaws, (ii) reclassify the outstanding shares of its capital stock or make any other changes in its capital structure or (iii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities (other than a dividend or distribution consisting solely of Class A Common Stock).

SECTION 4.02 Access to Information Concerning Properties and Records . From the date hereof until the Closing and subject to contractual and legal restrictions applicable to Emmis (or its Subsidiaries), upon reasonable notice, Emmis shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Liberty access during normal business hours to all its properties, personnel, books and records and furnish promptly to such persons such information concerning its business, properties, personnel and affairs as such persons shall from time to time reasonably request in connection with or to facilitate the consummation of the transactions contemplated hereby.

SECTION 4.03 Public Announcements . Neither Liberty nor Emmis shall, nor shall either Liberty or Emmis permit any of its Subsidiaries to (and each such party shall use its reasonable efforts to cause its directors, officers, employees and authorized representatives not to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the New York Stock Exchange or the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on the Nasdaq Stock Market (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

SECTION 4.04 Reasonable Efforts . Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall use its reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as either party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article V to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective Subsidiaries, and use their reasonable efforts to cause their respective directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other person or entity; filing all applicable Notification and Report Forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") as a result of the transactions contemplated by this Agreement and promptly complying with any requests for additional information and documentary material that may be requested pursuant to the HSR Act; using commercially reasonable efforts (which does not require the commencement of litigation) to lift any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or governmental entity (an "Injunction") of any type referred to in Section 5.01(b); providing all such information about such party, its Subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification or other permission or action or the lifting of any injunction referred to in clause (i) or (iii) of this sentence, no party nor any of their respective stockholders (including, in the case of Liberty, AT&T Corp.), Subsidiaries or affiliates shall be required to (x) pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome (or, in the case of AT&T Corp., adverse or burdensome in any respect) or (y) amend, or agree to amend, in any material respect any contract. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, each of Liberty and Emmis shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

SECTION 5.01 Conditions Precedent to the Obligations of Liberty and Emmis . The obligations of each of Liberty and Emmis to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate governmental enforcement agency to restrain the transactions contemplated hereby.

(b) Absence of Injunctions. No permanent or preliminary injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby as provided herein shall be in effect.

(c) No Proceedings or Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree enacted, promulgated, entered, issued or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending which makes the transactions contemplated by this Agreement illegal or imposes, or is reasonably likely to result in the imposition of, material damages or penalties in connection therewith.

(d) Receipt of Governmental Approvals and Consents. All Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have any adverse effect on AT&T Corp. or a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of Liberty and its Subsidiaries, taken as a whole, or Emmis and its Subsidiaries, taken as a whole.

SECTION 5.02 Conditions Precedent to the Obligations of Liberty . The obligation of Liberty to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Liberty:

(a) Accuracy of Representations and Warranties. All representations and warranties of Emmis contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

(b) Performance of Agreements. Emmis shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this

Agreement to be performed or complied with by it prior to or on the Closing
Date.

(c) No Proceedings or Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree enacted, promulgated, entered, issued or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending which would, as of or after the Closing, impose material limitations on the ability of Liberty effectively to exercise full rights of ownership of the Purchased Shares (including the right to vote such shares on all matters properly presented to the stockholders of Emmis).

(d) Officer's Certificates. Liberty shall have received certificates of Emmis, dated the Closing Date, signed by executive officers of Emmis to evidence satisfaction of the conditions set forth in Sections 5.02 (a) and (b), which certificates shall be given by such officers after due inquiry.

(e) Opinion of Counsel. Liberty shall have received the favorable opinion from Emmis' counsel, Bose, McKinney & Evans, LLP, dated the Closing Date, in form customary for transactions of the type contemplated by this Agreement.

(f) Other Deliveries. All other documents and instruments required under this Agreement to have been delivered by Emmis to Liberty at or prior to the Closing (including those specified in Section 1.04) shall have been delivered.

SECTION 5.03 Conditions Precedent to the Obligations of Emmis . The obligation of Emmis to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Emmis:

(a) Accuracy of Representations and Warranties. All representations and warranties of Liberty contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

(b) Performance of Agreements. Liberty shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this

Agreement to be performed or complied with by them prior to or on the Closing Date.

(c) Officer's Certificates. Emmis shall have received a certificate of Liberty, dated the Closing Date, signed by executive officers of Liberty to evidence satisfaction of the conditions set forth in Sections 5.03 (a) and (b), which certificates shall be given by such officers after due inquiry.

(d) Other Deliveries. All other documents and instruments required under this Agreement to have been delivered by Liberty to Emmis at or prior to the Closing (including those specified in Section 1.05) shall have been delivered.


                                   ARTICLE VI

                                   TERMINATION

SECTION 6.01 Termination and Abandonment . This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing: (i) by mutual written consent of Liberty and Emmis; or (ii) by either Liberty or Emmis: (A) if the Closing shall not have occurred before February 29, 2000, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has resulted in the failure of the Closing to occur before such date, (B) if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within five business days after written notice thereof shall have been received by the party alleged to be in breach, or (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

SECTION 6.02 Effect of Termination . In the event of any termination of this Agreement by Liberty or Emmis pursuant to Section 6.01, this Agreement forthwith shall become void, and there shall be no liability or obligation on the part of any party hereto or any of their respective officers and directors, except that
(i) Section 9.02 and Article VII shall survive the termination of this Agreement, (ii) nothing herein will relieve any party from liability for any breach of any of its representatives, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination, and (iii) nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.01 Survival . The representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of two years. The covenants and agreements of the parties contained in this Agreement that contemplate actions to be taken (a) prior to the Closing shall not survive the Closing and (b) after the Closing shall survive until such actions shall have been taken or performed in accordance with the terms of the applicable covenant or agreement.

SECTION 7.02 Indemnification Relating to the Agreement . (a) Emmis shall indemnify Liberty and each director, officer, employee, agent, successor and permitted assign of Liberty, from and against any and all losses, liabilities, claims, damages, obligations, liens, assessments, judgments, awards, fines, interest, penalties, costs and expenses (including reasonable attorneys' fees and expenses) ("Losses") resulting or arising from:

                  (i) any breach by Emmis of any representation or warranty of Emmis set forth in this Agreement or in any agreement, certificate or other document executed by Emmis and delivered to Liberty pursuant to the provisions of this Agreement; and

                  (ii) any failure of Emmis to comply with or non-fulfillment of any covenant or agreement of Emmis set forth in this Agreement.

         (b) Liberty shall indemnify Emmis, and each director, employee, agent, officer, employee, agent, successor and assign of Emmis, from and against all Losses resulting or arising from:

                  (i) any breach by Liberty of any representation or warranty of Liberty set forth in this Agreement or in any agreement, certificate or other document executed by Liberty and delivered to Emmis pursuant to the provisions of this Agreement; and

                  (ii) any failure of Liberty to comply with or non-fulfillment of any covenant or agreement of Liberty set forth in this Agreement.

SECTION 7.03 Indemnification Procedures.
             --------------------------

(a)       Procedures for Indemnification of Third Party Claims.
          ----------------------------------------------------

          (i) If a party entitled to indemnification under Section 7.02 (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a person, company or other entity (including, without limitation, any Governmental Entity) (a "Person") who is not a party to this Agreement, of any claim or of the commencement or threat by any such Person of any action, suit, arbitration, inquiry, proceeding or investigation by or before any court or other Governmental Agency (a "Third Party Claim") with respect to which the other party may be obligated to provide indemnification pursuant to Section 7.02 (an "Indemnifying Party"), such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim and in no event later than the second anniversary of the Closing Date; provided that the failure of any Indemnitee to give notice or any delay in giving notice as provided in this Section 7.03(a) shall not relieve the related Indemnifying Party of its obligations under this Article VII, except to the extent that such Indemnifying Party is prejudiced by such failure to give or delay in giving notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

          (ii) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with
          Section 7.03(a)(i) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnitee shall be kept reasonably informed with respect to, and shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnitee unless (x) the Indemnifying Party agrees in advance to pay such fees and expenses or (y) the Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this
          Section 7.03(a)(ii), such Indemnitee may defend or seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect of such Third Party Claim.

          (iii) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party (in a manner that will not unreasonably interfere with the conduct of the Indemnitee's business) any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate (in a manner that will not unreasonably interfere with the conduct of the Indemnitee's business) in the defense, settlement or compromise of such Third Party Claim.

          (iv) Notwithstanding anything in this Section 7.03(a) to the contrary, (A) neither an Indemnifying Party nor an Indemnitee shall, without the written consent of the other party, settle or compromise or consent to the entry of any judgment with respect to any Action or Third Party Claim if the effect thereof is to admit any criminal liability by, or to permit any injunctive relief or other order providing non-monetary relief to be entered against, the other party and (B) neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim without the consent of the other (which consent shall not be unreasonably withheld). Subject to clause (A) of this paragraph (iv), if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (1) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (2) the lesser of (x) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (y) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to contest such Third Party Claim.

          (v) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

(b)      Other Procedures for Indemnification.
         ------------------------------------

          (i) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party, in no event later than the second anniversary of the Closing Date. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30 day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law.

          (ii) If the amount of any Liability shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

SECTION 7.04 Remedies Cumulative . Subject to the limitations set forth in
Section 7.04 hereof, the remedies provided in this Article VII shall be cumulative, and the remedies provided in this Article VII shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.


                             ARTICLE VIII
                    POST-CLOSING COVENANTS

SECTION 8.01 Ownership Attribution. Emmis and Liberty intend that the ownership of the Purchased Shares by Liberty or any FCC Affiliate (as defined below) shall not cause (i) the direct or indirect ownership, now or in the future, by Liberty or an FCC Affiliate of any broadcast station, newspaper, cable television system or multipoint distribution system (each, a "Media Property") to be attributed to Emmis under applicable rules (the "FCC Attribution Rules") of the Federal Communications Commission (the "FCC"); or (ii) the direct or indirect ownership, now or in the future, by Emmis or an FCC Affiliate of any Media Property to be attributed to Liberty under the FCC Attribution Rules, if in either case such attribution of ownership would result in the violation of any applicable multiple ownership or cross-ownership rules of the FCC (the "FCC Ownership Rules"). If at any time the ownership by Liberty or an FCC Affiliate of Purchased Shares causes attribution to Emmis or to Liberty as set forth in (i) or (ii), respectively ("Ownership Attribution"), that would result in a violation of any applicable FCC Ownership Rule, then:

         (a) Liberty shall, and shall cause each FCC Affiliate to, promptly execute and deliver a proxy to a designee selected by Liberty entitling such designee to exercise the voting power of the Purchased Shares for the election of directors of Emmis. Each proxy shall pertain to such percentage of the Purchased Shares and otherwise be in form and substance sufficient to eliminate such Ownership Attribution to the extent a proxy is then acceptable to the FCC for such purpose. Each such proxy granted by Liberty or an FCC Affiliate shall remain in effect until (i) ownership of the Purchased Shares subject to the proxy is transferred to a person or entity other than Liberty or an FCC Affiliate; or (ii) such time as the grantor of the proxy may vote its Purchased Shares without resulting in the violation of any FCC Ownership Rule.

         (b) If the granting of a proxy as contemplated by foregoing Subsection
(a) is not then acceptable to the FCC as a means to eliminate such Ownership Attribution, Liberty agrees, and shall cause each FCC Affiliate that holds any Purchased Shares to agree, to exchange all or such portion of the Purchased Shares as required by the FCC to eliminate such Ownership Attribution for an equal number of duly authorized, validly issued, fully paid and non-assessable shares of non-voting common stock of Emmis having the same rights and privileges as the Purchased Shares other than the right to vote except as required by applicable law. Liberty, at its option, may elect for any reason to exchange all or any portion of the Purchased Shares for an equal number of duly authorized, validly issued, fully paid and non-assessable shares of such non-voting common stock of Emmis at any time after Emmis' Articles of Incorporation have been amended to create such non-voting common stock, which amendment Emmis shall use its reasonable efforts to effect as soon as practicable. Each such share of non-voting common stock shall be exchangeable into one share of Class A Common Stock (i) upon the transfer of such share of non-voting common stock to a person or entity other than Liberty or an FCC Affiliate; or (ii) at such time as the holder of such share could vote its Purchased Shares without resulting in the violation of any FCC Ownership Rule.

         (c) In the event that the actions contemplated by foregoing Subsections
(a) and (b) are not acceptable to the FCC as a means to eliminate such Ownership Attribution, Emmis and Liberty agree, and Liberty shall cause each of its FCC Affiliates that own any of the Purchased Shares to agree, to promptly take such other action as reasonably necessary and appropriate to eliminate such Ownership Attribution in a manner acceptable to the FCC.

         The term "FCC Affiliate" shall mean, when used with respect to Liberty or Emmis, respectively, any person or entity whose ownership of any Media Property would be attributable to Liberty or Emmis, respectively, under the FCC Attribution Rules, or any person or entity that is an affiliate of Liberty or Emmis, respectively.

         Emmis and Liberty intend that, as between themselves, neither Emmis, Liberty nor any of their respective FCC Affiliates shall be restricted or prohibited from acquiring, owning or operating any Media Property in any market. Emmis and Liberty, however, recognize that ownership by Emmis, Liberty or their respective FCC Affiliates of Media Properties in the same market could result in the violation of the FCC Ownership Rules by reason of Ownership Attribution. Emmis and Liberty agree, as between themselves and on behalf of their respective FCC Affiliates, that the sole action that any of them will be required to take to avoid such a violation shall be compliance by Liberty and its FCC Affiliates with the terms of this Section 8.01. Without limiting the generality of the foregoing, in the event that Emmis in good faith gives written notice to Liberty that Emmis intends to acquire a Media Property in a market which, by reason of Ownership Attribution, would result in the violation of any FCC Ownership Rule, Liberty shall, and shall cause each FCC Affiliate to, promptly take such action as provided in foregoing subsections (a), (b) or (c) to prospectively prevent such violation by eliminating such Ownership Attribution as soon as practicable to permit Emmis to consummate the intended acquisition without unreasonable delay by reason of such prospective violation.

SECTION 8.02 Lockup. Liberty covenants and agrees that Liberty shall not, and shall cause each of its affiliates (including, but not limited to, controlled Subsidiaries) not to, sell or otherwise transfer any of the Purchased Shares for a period of twelve (12) months commencing on the Closing Date; provided that (i) Liberty may transfer all or any portion of the Purchased Shares to one or more controlled Subsidiaries of Liberty, (ii) Liberty may transfer up to one-third of the Purchased Shares to one or more affiliates of Liberty that are not controlled Subsidiaries, and (iii) Liberty, any controlled Subsidiary and any affiliate of Liberty holding Purchased Shares may pledge any Purchased Shares to secure bona fide indebtedness owed to an unrelated party or in support of hedging transactions, puts, calls, exchangeable securities, collars and derivative transactions.

SECTION 8.03 Preemptive Rights.

         (a) If at any time that Liberty and its Affiliates own at least One Million Four Hundred Thousand (1,400,000) of the Purchased Shares (as adjusted from time to time to account for any stock dividend, stock split or reverse stock split) Emmis issues any New Securities except as provided in Subsection
(c) below, Liberty and any Permitted Assignee shall each have the right, but not the obligation, to purchase such New Securities up to an amount sufficient to permit it to maintain its percentage common equity interest in Emmis (based on the Number of Common Shares Outstanding existing immediately prior to the issuance of the New Securities). The "Number of Common Shares Outstanding" as of any time means the sum of (i) the number of shares of Emmis common stock which then are actually issued and outstanding, plus (ii) the total number of additional shares of common stock which would then be issued and outstanding if it were assumed that all outstanding Qualifying Rights, if any, were then duly exercised in full (whether or not then exercisable). If Emmis desires to issue New Securities, it will first give written notice (an "Issuance Notice") thereof to Liberty and each Permitted Assignee stating the number of New Securities proposed to be issued, the total consideration to be received by Emmis upon sale of the New Securities and any other material terms of the transaction. Within three (3) days after the receipt of such notice, Liberty and each Permitted Assignee may exercise its rights under this Section 8.03 by giving written notice to that effect to Emmis. Failure to give such notice within that three
(3) days period will constitute a waiver of the rights granted by this Section
8.03 as to the particular issuance of New Securities specified in the Issuance Notice.

         (b) The per share purchase price to be paid upon exercise of the rights granted under this Section 8.03 will be equal to the lowest per share consideration at which the New Securities are offered or proposed to be offered by Emmis to any purchasers of New Securities before any underwriter's discount. The consideration for which New Securities are offered or proposed to be offered will be determined as follows:

             (i) in case of the proposed issuance of New Securities for cash, the consideration to be received by Emmis will be the amount of cash for which the New Securities are proposed to be issued and

             (ii) in case of the proposed issuance of New Securities in whole or in part for consideration other than cash, the value of the consideration to be received by Emmis other than cash will be the Fair Market Value of that consideration.

         (c) The provisions of this Section 8.01 will not apply to shares of common stock of Emmis, or rights to purchase shares of common stock of Emmis, issued pursuant to any employee stock option, equity incentive, profit-sharing or other employee benefit plan approved by the Board of Directors of Emmis.

         (d) As used in this Section 8.03, the term

             (i) "New Securities" means any shares of common stock of Emmis or any rights to subscribe for, purchase or otherwise acquire any share or shares of common stock of Emmis;

             (ii) "Qualifying Rights" means, as of any time, all outstanding rights to subscribe for, purchase or otherwise acquire any share or shares of common stock of Emmis which, by their terms, are exercisable for shares of common stock of Emmis only upon payment, conversion, surrender, exchange or delivery by the holder of additional consideration in cash or property in an amount or having a Fair Market Value per share of common stock of Emmis which, as of such time, is equal to or less than the Fair Market Value per share of the common stock of Emmis as of such time;

             (iii) "Fair Market Value" means, as to any securities or other assets or property, the price at which a willing seller would sell and a willing buyer would buy such securities, assets or property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

             (iv) "Permitted Assignee" means (A) any controlled Subsidiary of Liberty to which Liberty transfers Purchased Shares and (B) any affiliate of Liberty to which Liberty transfers Purchased Shares except that in the case of clause (B), the rights granted under this Section 8.01 shall not apply in respect of any Purchased Shares held by any such affiliate which are in excess of one-third of the total number of Purchased Shares issued under this Agreement (as adjusted to take into account stock splits, stock dividends, reclassifications and similar transactions)

SECTION 8.04 Urban Stations. So long as Liberty and its affiliates retain in the aggregate ownership of at least One Million Four Hundred Thousand (1,400,000) of the Purchased Shares (as adjusted from time to time to account for any stock dividend, stock split or reverse stock split), Emmis shall not, without Liberty's prior written consent, directly or indirectly acquire an interest or invest in any joint venture, or form any joint venture, with any radio broadcast company that derives more than seventy percent (70%) of its broadcast cash flow or fifty percent (50%) of its revenues from urban format radio stations. Emmis, however, shall in no manner be restricted from acquiring any urban format radio station or from converting any radio station owned by Emmis to an urban format.

SECTION 8.05 Strategic Alliance. Emmis and Liberty and will work together in good faith to explore opportunities for a strategic alliance which would benefit both Emmis or its Affiliates and Liberty or its Affiliates.

SECTION 8.06 Potential Future Venture.

     (a) In the event Liberty or any of its Affiliates determines to engage in the radio broadcast business, Liberty or its affiliate may, but shall not be obligated to, form a new entity ("Radio Entity") for the purpose of acquiring radio broadcast properties with urban formats in major United States markets. If requested by Liberty, Emmis agrees to make equity ownership investments in the Radio Entity, provided that (i) the Radio Entity shall not own or acquire any radio station in Los Angeles, (ii) Emmis' aggregate investment in Radio Entity shall at no time exceed ten percent (10%) of the total cash capital contributions by all owners of the Radio Entity, (iii) the aggregate amount of all such investments by Emmis shall not exceed Fifty Million Dollars ($50,000,000), (iv) the business of the Radio Entity shall be limited to the acquisition, ownership and operation of radio stations with urban formats in major United States markets, and Emmis shall not be obligated to make a particular equity investment in the Radio Entity unless such investment is solely used to fund, contemporaneously with such investment, ten percent (10%) of the purchase price of one or more such radio stations specified by Liberty in its investment request, and (v) Emmis shall not be required to make any investment in the Radio Entity if the investment would result in Emmis having an attributable ownership interest, within the meaning of the FCC Attribution Rules, in any broadcast license held by the Radio Entity.

     (b) No owner of an interest in Radio Entity shall receive any ownership interest in Radio Entity in exchange for any services provided or to be provided as a promoter or otherwise, and the economic rights and benefits of Emmis' investment in Radio Entity shall be in proportion to the total cash investment made by Emmis in Radio Entity compared to the total cash investments made by all owners in Radio Entity. All transactions between Radio Entity, on the one hand, and any of its owners or their respective Affiliates, on the other hand, shall be on an arms-length basis, and Radio Entity shall be structured in a manner that will provide each owner with reasonable liquidity opportunities. If Emmis is an investor in the Radio Entity at the time that Radio Entity acquires any radio station in the New York or Chicago market, Liberty shall request that Emmis invest, and Emmis shall be entitled to invest, in Radio Entity in connection with such acquisition in accordance with clauses
(ii) through (v) of foregoing Subsection (a).

     (c) Except as contemplated by this Section, Emmis shall not be entitled to participate or otherwise acquire any interest in Radio Entity. Regardless of whether Emmis invests in Radio Entity, Emmis shall in no event be restricted in any manner from owning, operating or acquiring any type of radio station in any market, including, but not limited to, a radio station that competes with Radio Entity in any market.


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01 Further Assurances . From and after the Closing Date, each of Liberty and Emmis shall, at any time and from time to time, make, execute and deliver, or causes to be made, executed and delivered, such instruments, agreements, consents and assurances and take or cause to be taken all such actions as may reasonably be requested by the other party hereto for the effectual consummation, confirmation and particularization of this Agreement and the transactions contemplated hereby.

SECTION 9.02 Expenses . Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall occur.

SECTION 9.03 Notices . All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested, with postage and fees prepaid or
(iii) one business day after deposit thereof for overnight delivery. Such notices, requests, demands, waivers or other communications shall be addressed as follows:

         (a)      if to Liberty, to:

                  Liberty Media Corporation
                  9197 South Peoria Street
                  Englewood, Colorado  80112
                  Attention:  Charles Y. Tanabe
                  Facsimile:  (720) 875-5382


                  with a copy to:

                  Lee D. Charles, Esq.
                  Baker & Botts, L.L.P.
                  599 Lexington Avenue
                  New York, New York  10022
                  Telecopy No.: (212) 705-5125

         (a)      if to Emmis, to:

                  Emmis Communications Corporation
                  One Emmis Plaza
                  40 Monument Circle
                  Indianapolis, Indiana  46204
                  Attention: J. Scott Enright
                  Telecopy No.:  (317) 631-3750

                  with a copy to:

                  David L. Wills, Esq.
                  Bose McKinney & Evans LLP
                  135 North Pennsylvania Street
                  Suite 2700
                  Indianapolis, Indiana  46204
                  Telecopy No.:  (317) 684-5173

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

SECTION 9.04 Entire Agreement . This Agreement (including the Exhibits and other documents referred to herein) constitutes the entire agreement between the parties and, except as expressly provided herein, supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

SECTION 9.05 Assignment; Binding Effect; Benefit . Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party or Subsidiary or affiliate of any party without the prior written consent of the other party; provided, however, that Liberty may, without such consent, assign its rights under this Agreement to any controlled Subsidiary or affiliate of Liberty in respect of any Purchased Shares that Liberty is permitted under any other section of this Agreement to transfer to such entity. Such assignment shall not relieve Liberty of its obligations hereunder in the event such assignee fails to perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Article VII.

SECTION 9.06 Amendment . This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 9.07 Extension; Waiver . Liberty or Emmis may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or
(iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to comply strictly with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.07.

SECTION 9.08 Interpretation . When a reference is made in this Agreement to Sections, Articles or Exhibits, such reference shall be to a Section, Article or Exhibit (as the case may be) of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate. The use of the words "hereof", "herein", "hereunder" and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise.

SECTION 9.09 Counterparts . This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

SECTION 9.10 Applicable Law . This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

SECTION 9.11 Definition of "Subsidiary" . As used in this Agreement, a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (a), in the case of a corporation, securities or other interests having by their terms ordinary voting power to elect at least one-half of the board of directors or others performing similar functions with respect to such corporation are directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) in the case of any organization or entity other than a corporation, such party, one or more of its Subsidiaries, or such party and one or more of its Subsidiaries (x) owns at least one-half of the equity interests thereof or (y) has the power to elect or direct the election of at least one-half of the members of the governing body thereof or otherwise has "control" (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934) over such organization or entity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           LIBERTY MEDIA CORPORATION


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           EMMIS COMMUNICATIONS CORPORATION


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE I

                                  SUBSIDIARIES

Corporations
------------

Emmis DAR, Inc.
Emmis International Corporation
Emmis License Corporation
Emmis International Broadcasting Corporation
Emmis Television License Corporation of Honolulu
KPWR, Inc.
KPWR License, Inc.
Emmis FM Broadcasting Corporation of St. Louis
Emmis FM License Corporation of St. Louis
Emmis Meadowlands Corporation
Mediatex Communications Corporation
Mediatex Development Corporation
Emmis Pledge Corporation
Emmis Publishing Corporation
Radio Hungaria Co., Ltd. (54% equity interest only)
Emmis 1380 AM Radio Corporation of St. Louis
Texas Monthly, Inc.
Emmis Television License Corporation of Mobile
Emmis 104.1 FM Radio Corporation of St. Louis
Emmis 104.1 FM Radio License Corporation of St. Louis
Emmis FM Broadcasting Corporation of Indianapolis
Emmis FM License Corporation of Indianapolis
Emmis Television License Corporation of Cape Coral
Emmis AM Radio Corporation of Indianapolis
Emmis AM Radio License Corporation of Indianapolis
Emmis 106.5 FM Broadcasting Corporation of St. Louis
Emmis 106.5 FM License Corporation of St. Louis
Emmis FM Broadcasting Corporation of Chicago
Emmis FM License Corporation of Chicago
Emmis Television License Corporation of Green Bay
Emmis FM Radio Corporation of Indianapolis
Emmis FM Radio License Corporation of Indianapolis
Emmis FM Holding Corporation of New York
Emmis 101.9 FM Radio Corporation of New York
Emmis Broadcasting Corporation of New York
Emmis License Corporation of New York
Emmis Radio Corporation of New York
Emmis Radio License Corporation of New York
Emmis 1480 AM Radio License Corporation of Terre Haute
Emmis Television License Corporation of Terre Haute
Emmis 99.9 FM Radio License Corporation of Terre Haute
Emmis 1310 AM Radio Corporation of Indianapolis

Emmis 1310 AM Radio License Corporation of Indianapolis
Emmis 105.7 FM Radio Corporation of Indianapolis
Emmis 105.7 FM Radio License Corporation of Indianapolis
Emmis Television License Corporation of New Orleans
Emmis 105.5 FM Radio License Corporation of Terre Haute Big Hit Marketing, Inc. Big Hit Marketing, Inc.

Emmis Television License Corporation of Orlando
Emmis Latin America Broadcasting Corporation
Emmis South America Broadcasting Corporation
Emmis Argentina Broadcasting, S.A.
Emmis Buenos Aires Broadcasting, S.A.

Partnerships and Limited Liability Companies
--------------------------------------------

Emmis Indiana Broadcasting, L.P.
Emmis Publishing, L.P.
Emmis Television Broadcasting, L.P.
1050, L.P. (Emmis Meadowlands is a 50% limited partner)
Duncan American Radio, LLC (40% equity interest only)
Country Sampler Stores, LLC (51% equity interest only)


The equity interests in substantially all of these subsidiaries are pledged to secure amounts outstanding under the bank credit agreement of Emmis Communications Corporation.

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 18, 1999, by and between Emmis Communications Corporation, an Indiana corporation (the "Company") and each of the Investors listed on Schedule A attached hereto.

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York or Indianapolis, Indiana are authorized or obligated by law or executive order to close.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the Class A Common Stock of the Company, $.01 par value per share.

         "Demand Registration" means a registration pursuant to Section 2 hereof.

         "Effectiveness Period" means the period commencing with the one year anniversary of the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

         "Initiating Investors" means holders of shares of Common Stock who make a request for registration pursuant to Section 2(a) hereof.

         "Investor or Investors" means the Investors listed on Schedule A attached hereto and their permitted successors and assigns pursuant to
         Section 9 hereof who hold Registrable Securities.

         "Registrable Securities" shall mean (i) the shares of Common Stock of the Company issued to the Investors pursuant to the terms of the Stock Purchase Agreement dated as of October 25, 1999 by and between the Investors and the Company, and (ii) any other shares of Common Stock issued to the Investors with respect to such shares of Common Stock upon any stock dividend, stock split, reclassification, recapitalization, merger, consolidation or similar event (it being understood that amounts or percentages of Registrable Securities as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any such applicable events); provided, however, that shares of Common Stock of the Company which are Registrable Securities shall cease to be Registrable Securities upon the earlier of (A) any sale or transfer in any manner to any person or entity, including, but not limited to, sales pursuant to a registration statement, Rule 144(k) sales or otherwise, but excluding any sale or transfer in connection with which the rights of the Investors hereunder are assignable pursuant to
         Section 9 or (B) such shares are saleable by the holder thereof pursuant to Rule 144(k) (or any successor provision) under the Securities Act, or (C) twelve (12) months after the date of dissolution of the Investor listed on Schedule A attached hereto who originally owned the Common Stock (including Common Stock issued upon any stock dividend, stock split or similar event), except in the case of this clause (C) for Registrable Securities transferred to an Investor listed on Schedule A attached hereto as a result of the dissolution of such an Investor, which shall remain Registrable Securities notwithstanding such dissolution.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


         "Registration Expenses" means all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses if any, and the expense of any special audits incident to or required by any such registration.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Investors and all fees and disbursements of counsel for the Investors.

2.       Demand Registration.

         (a) Request for Registration. In case the Company shall receive during the Effectiveness Period a written request from the Initiating Investors that the Company effect any registration, qualification or compliance with respect to Registrable Securities under the Securities Act, the Company will, as soon as practicable but in no event more than 30 days from receipt by the Company of such written request, use its reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable (if any) blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2:

             (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, nor in any jurisdiction in which the Company would be required to subject itself to taxation by such act;

             (B) After the Company has already effected a total of two such registrations under the Securities Act pursuant to Section 2(a), with it being understood that such registrations have been declared or ordered effective;

             (C) During the period starting with the date 10 days prior to the Company's estimated date of filing of any registration statement or preliminary or final prospectus supplement (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or with respect to a dividend reinvestment or direct stock purchase plan (DRIP) or with respect to which Section 3(a) applies), and continuing up to the earlier of (x) 90 days immediately following the effective date of any such registration statement pertaining to securities of the Company, (y) the date when the Common Stock is trading at an average (for the trailing 20 trading days) of 110% of the offering price for such registration statement, and (z) the expiration of any lock-up periods to which the Company is subject in an underwritten offering, provided that the Company is actively employing in good faith all reasonable efforts to cause any such registration statement to become effective;

             (D) If the Company shall furnish to the Initiating Investors a certificate signed by the Chief Executive Officer of the

Company stating that in the good faith judgment of the Board of Directors the Company is in possession of material non-public information (including, but not limited to, information regarding a contemplated debt or equity financing), disclosure of which would cause a serious detrimental effect to the Company or its shareholders if a registration statement were filed in the near future, then the Company's obligation to use its reasonable best efforts to register, qualify or comply under this Section 2(a) shall be deferred for a period not to exceed 45 days; provided, however, that in no event may the Company delay a registration pursuant to this Section 2(E) more than once in any twelve (12) month period;

             Subject to the foregoing clauses (A) through (D), the Company shall give prompt written notice (the "Notice of Demand Request") of the Initiating Investors' request to all Investors and, thereupon, the Company shall, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of (i) the Registrable Securities which the Company has been so requested to register in the registration request, for disposition in accordance with the intended method of disposition stated in the registration statement and (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of the Notice of Demand Request, all to the extent necessary to permit the sale or other disposition by the holders of the securities to be registered. Whenever a requested registration is for a firmly underwritten offering, if the managing underwriter for such offering determines that the number of shares of Common Stock requested to be included that are to be sold by Investors is limited due to market conditions, any shares of Common Stock requested to be included by shareholders other than the Investors shall be excluded and, if the number of shares of Common Stock must be further reduced, the Investors proposing to sell their Registrable Securities in such underwriting and registration shall share pro rata in the available portion of the registration statement in question, such sharing to be based upon the number of Registrable Securities then held by such Investors, respectively.

         (b) Form of Registration. The Company shall be entitled to use a Form S-3 or any similar short form registration statement for a Demand Registration if the Company is eligible to use such a form. Notwithstanding anything to the contrary herein, if at any time the Company is not eligible to use a Form S-3 or any similar short form registration statement for any reason, any references in this Agreement to registrations on Form S-3 or any similar short form registration statement shall be deemed to be references to registrations on Form S-1 or any similar long form registration statement which the Company is then eligible to use.

3.       Company Registration.

         (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders (including but not limited to registration of the sale of Common Stock which will be automatically converted from Class B Common Stock, $.01 par value per share, upon sale), other than (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to a Commission Rule 145 transaction, (C) a registration relating to a dividend reinvestment or direct stock purchase plan or (D) a shelf registration of multiple classes of securities for sale on a delayed basis pursuant to Rule 415 under the Securities Act, or any subsequent sale therefrom, the Company will:

             (i)  promptly give to the Investors written notice thereof; and

             (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 14 days after receipt of such written notice from the Company, by the Investors; provided, however, if any registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such offering first, all the securities the Company proposes to register for its own account, and second, the Registrable Securities and securities to be sold for the account of other security holders, with each Investor or other security holder proposing to sell Registrable Securities or other securities participating in such registration on a pro rata basis, such participation to be based upon the number of Registrable Securities or other securities then held by such Investors or other security holders, respectively.

         (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not the Investors have elected to include Registrable Securities in such registration. Each Investor who holds Registrable Securities included in the registration agrees that, upon receipt of notice from the Company that the Company has determined to withdraw any registration statement pursuant to this subsection, such Investor will discontinue its disposition of securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Investor's possession of the prospectus covering securities which was in effect at the time of such notice.

4. Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that would allow such holder or prospective holder to include such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Investors which is included.

5. Expenses of Registration. All Registration Expenses incurred in connection with all registrations shall be borne by the Company, except to the extent that the Initiating Investors alone, but not the Company, initiate the request that a Demand Registration be withdrawn prior to its effectiveness, and if the Initiating Investors elect not to have such withdrawn registration counted as a Demand Registration requested under Section 2 in which case all Registration Expenses incurred in connection with that registration shall be borne by the Initiating Investors on a pro rata basis. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.

6. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to a request under
Section 2(a) or 3(a) of this Agreement, the Company will keep the Investors advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a Demand Registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Initiating Investors copies of all such documents proposed to be filed);

         (b) in the case of a Demand Registration, prepare and file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) during the period in which the Company is required under the provisions hereof to keep a registration statement effective, furnish to the seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) subject to Section 2(a)(A) - (D) herein, use its reasonable best efforts to register or qualify such Registrable Securities under any applicable securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

         (e) notify the seller of such Registrable Securities, any time the Company becomes aware a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to the rights of the Company to suspend or delay sales stated elsewhere in this Agreement, at the request of such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq National Market System Security within the meaning of Rule 11Aa2-1 of the Commission or, failing that, use its best efforts to secure Nasdaq authorization for such Registrable Securities;

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form with underwriters selected, in the case of a registration under Section 2, by the Initiating Investors subject to the Company's reasonable approval, not to be unreasonably withheld) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, (i) not effecting any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during a period customary for such agreements of no more than seven days prior to and no more than 90 days following the effective date of any underwritten registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form or registrations involving dividend reinvestment or direct share purchase plans), unless the underwriters managing the registered public offering otherwise agree, and (ii) using its reasonable efforts to cause each executive officer and director to agree not to effect any public sale or distribution (excluding sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree);

         (i) upon receipt and execution of such confidentiality agreements as the Company may reasonably request from parties who are not otherwise subject to confidentiality obligations because of the nature of their profession (e.g., underwriters, attorneys and accountants), make available for inspection by the seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (including, without limitation, accountants' "cold comfort" letters and opinions of counsel);

         (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

         (l) if the disposition of the Registrable Securities is pursuant to an underwritten offering, cause the appropriate officers, underwriters and advisors of the Company to meet with the investors whose Common Stock is registered for resale thereunder.

7.       Indemnification.

         (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as losses, claims, damages, liabilities or expenses are caused by written information supplied by or on behalf of such holder specifically for use in the preparation of such registration statement, prospectus or preliminary prospectus relating to such holder's ownership of Registrable Securities or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with the number of copies of the same reasonably requested by such holder.

         (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits relating to such holder's ownership of Registrable Securities or as otherwise required under the Securities Act as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which was expressly provided for use in such registration statement and was included in such registration statement in reliance on and in conformity with such written information or affidavit.

         (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed or not defended because of a conflict of interest pursuant to clause (ii) of the preceding sentence, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless (A) in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim or (B) such counsel is not admitted to practice in a jurisdiction where an action is pending, in which case the indemnified parties shall pay the fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for any and all losses, claims, damages or liabilities, joint or several, and expenses to which they may become subject, in such proportion as is appropriate to reflect the relative fault of the parties entitled to indemnification, on the one hand, and the indemnifying parties, on the other, in connection with the matter out of which such losses, claims, damages, liabilities or expenses arise or result from. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, for so long as any Investor owns Registrable Securities, the Company agrees to use its reasonable best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times hereafter.

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended.

         (c) So long as any Investor owns any Registrable Securities, to furnish to such Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934, and a copy of the most recent annual or quarterly report of the Company.

9. Transfer of Registration Rights. Subject to the termination provisions of Section 10 and the definition of "Registrable Securities," the rights granted to the Investors hereunder may be assigned, in connection with any transfer or assignment of Registrable Securities by an Investor, to any affiliate of the assigning Investor.

10. Termination of Registration Rights. The Company's obligations pursuant to Sections 2, 3 and 4 shall expire when (i) all Registrable Securities held by the Investors or any assignee have been sold or transferred in any manner to any person or entity, including, but not limited to, sales pursuant to a registration statement, Rule 144 sales or otherwise, but excluding any sale or transfer in connection with which the rights of any Investor hereunder are assigned pursuant to Section 9, or (ii) all Registrable Securities have ceased to be Registrable Securities, whichever first occurs.

11. Confidentiality. Each Investor hereby agrees that it shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to it by the Company in connection with this Agreement, including (without limitation) all financial statements, budget and other information delivered or provided to such Investor. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by such Investor, (b) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality, or (c) known previously by such Investor or lawfully developed by such Investor independent of any disclosure by the Company. Each Investor further agrees that it shall return to the Company or destroy all tangible materials containing such information upon request by the Company.

12.      Miscellaneous.

         (a) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Indiana.

         (b) Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby.

         (c) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto, including as specifically provided by Section 10 hereof.

         (d) Entire Agreement; Amendment. This Agreement and its attachments constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Investors holding at least 67% of the Registrable Securities.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the parties below have executed this Agreement all as of the date first written above.


EMMIS COMMUNICATIONS CORPORATION


By:  _______________________________________
     Jeffrey H. Smulyan
     Chairman, President and Chief Executive Officer



LIBERTY MEDIA CORPORATION


By: ________________________________________

Printed: ___________________________________

Title ______________________________________

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


Liberty Media Corporation or its assignee as permitted under Section 8.05 of the Stock Purchase Agreement dated as of October 25, 1999 between Liberty Media Corporation and Emmis Communications Corporation